UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2015

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
As previously reported on a Form 8-K dated June 13, 2012, Pier 1 Imports, Inc. (the “Company”) and Alexander W. Smith, the President and Chief Executive Officer of the Company, entered into a renewal and extension of Mr. Smith’s employment agreement (the “Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Smith received a grant of 375,000 shares of restricted stock on March 1, 2015 under the Company’s 2006 Stock Incentive Plan. The vesting of the restricted stock grants is as follows:

●
180,000 of the 375,000 shares of restricted stock will vest one-third per year on the last day of the fiscal year in which the grant occurred and on the last day of the following two fiscal years, provided Mr. Smith is employed by the Company on the last day of each such fiscal year (except as otherwise provided in the Employment Agreement for early termination). The form of the Company’s Restricted Stock Award Agreement for this award is attached as Exhibit 10.1;

●
120,000 of the 375,000 shares of restricted stock are performance-based and will vest one-third (i.e., 40,000 shares) annually, provided that (i) the Company satisfies certain EBITDA targets as established annually for the fiscal year in which the grant occurred and for each of the following two fiscal years, and (ii) Mr. Smith is employed by the Company on the last day of each such fiscal year (except as otherwise provided in the Employment Agreement for early termination).  Vesting of the 40,000 shares each year is prorated from a threshold of 20,000 shares at 80% of the EBITDA target to a target and maximum of 40,000 shares at 100% of the EBITDA target. If the Company’s aggregate consolidated EBITDA for any two consecutive fiscal years occurring during the three-fiscal year period beginning on the date the grant occurred equals or exceeds the sum of the EBITDA targets for those two fiscal years, then any portion of any shares that did not vest in the first fiscal year shall vest at the time the shares vest for the second fiscal year.  Further, if the Company’s aggregate consolidated EBITDA for the three-fiscal year period beginning on the date the grant occurred equals or exceeds the sum of the EBITDA targets for those three fiscal years, then all of the shares subject to the grant that did not vest shall vest at the time the shares vest for the third fiscal year. The form of the Company’s Restricted Stock Award Agreement for this award is attached as Exhibit 10.2; and

●
75,000 of the 375,000 shares of restricted stock are total shareholder return performance-based. These shares will vest within a range of 50% - 250% given the Company’s percentile rank within the performance measure described below, with the threshold being 15,000 shares, the target being 30,000 shares and the maximum being 75,000 shares. The shares will become vested, unrestricted shares of Common Stock following the last day of the Company’s third fiscal year beginning on the date on which such 75,000 shares of restricted stock were granted (i) based upon the Company’s percentile rank of the Company’s annual equivalent return of the Company’s total shareholder return within the percentile rankings of the annual equivalent return of the total shareholder return of each constituent company within a peer group of companies over the same three-year period, and (ii) conditioned upon Mr. Smith being employed by the Company on the last day of such third fiscal year of the Company (except as otherwise provided in the Employment Agreement for early termination). The form of the Company’s Restricted Stock Award Agreement for this award is attached as Exhibit 10.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Restricted Stock Award Agreement dated March 1, 2015 by and between Alexander W. Smith and Pier 1 Imports, Inc. (time-based award agreement).

10.2	Restricted Stock Award Agreement dated March 1, 2015 by and between Alexander W. Smith and Pier 1 Imports, Inc. (performance-based award agreement).

10.3	Restricted Stock Award Agreement dated March 1, 2015 by and between Alexander W. Smith and Pier 1 Imports, Inc. (performance-based award [TSR] agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: March 5, 2015	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President
Compliance and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restricted Stock Award Agreement dated March 1, 2015 by and between Alexander W. Smith and Pier 1 Imports, Inc. (time-based award agreement).

10.2	Restricted Stock Award Agreement dated March 1, 2015 by and between Alexander W. Smith and Pier 1 Imports, Inc. (performance-based award agreement).

10.3	Restricted Stock Award Agreement dated March 1, 2015 by and between Alexander W. Smith and Pier 1 Imports, Inc. (performance-based award [TSR] agreement).